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                                   Schedule A
                      to the Investment Advisory Agreement
                  dated May 31, 1997, as amended August 4, 1998


Portfolio                                Rate

Advisory Foreign Fixed Income           .375%
Advisory Mortgage                       .375%
Balanced                                .450%
Balanced Plus                           .550%
Cash Reserves                           .250%
Domestic Fixed Income                   .375%
Emerging Markets Value                  .750%
Equity                                  .500%
Fixed Income                            .375%
Fixed Income II                         .375%
Global Fixed Income                     .375%
Growth                                  .500%
High Yield                              .375%
Intermediate Duration                   .375%
International Fixed Income              .375%
International Equity                    .500%
Limited Duration                        .300%
Mid Cap Growth                          .500%
Mid Cap Value                           .750%
Mortgage-Backed Securities              .375%
Multi-Asset-Class                       .650%
Multi-Market Fixed Income               .450%
Municipal                               .375%
NY Municipal                            .375%
PA Municipal                            .375%
Small Cap Growth                       1.000%
Small Cap Value                         .750%
Special Purpose Fixed Income            .375%
Targeted Duration                       .375%
Value                                   .500%
Value II                                .500%